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                                                                    Exhibit 10.1

                                MODIFICATION TO
                           LOAN AND SECURITY AGREEMENT

     This Modification to Loan and Security Agreement (the "Modification") is entered into as of July 21, 2004, by and between InVision Technologies, a Delaware corporation ("Borrower") and Silicon Valley Bank, a
California-chartered bank ("Bank").


1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other Indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to that certain Loan and Security Agreement dated as of December 8, 2003 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Thirty Million Dollars ($30,000,000). Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded to them in the Loan Agreement; provided, that hereinafter all Indebtedness owing by Borrower to Bank under the Loan Agreement shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and herein. Hereinafter, all documents securing repayment of the Indebtedness, together with all other documents evidencing or securing the Indebtedness, shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS OF EXISTING LOAN DOCUMENTS.

     3.1 Commitment Fees. Section 2.7.2 of the Loan Agreement is hereby amended to read in full as follows:


          "2.7.2 Commitment Fees.

          Borrower shall pay Bank the Commitment Fee for the first year of the term of this Agreement as follows: (i) $52,500.00 on or before the Effective Date; (ii) $26,250.00 by January 19, 2004; and (iii) $26,250.00 by April 19, 2004. Borrower shall pay Bank the Commitment Fee for the remainder of the term of this Agreement as follows: (i) $26,250.00 by July 19, 2004; and (ii) $26,250.00 by October 19, 2004.
          Notwithstanding the foregoing, Borrower shall not be obligated to pay the installment of the Commitment Fee that is due if Borrower terminates this Agreement prior to the due date of such installment."

     3.2 Cash Collateral. Section 4 of the Loan Agreement is hereby amended to read in full as follows:


          "4.  GRANT OF SECURITY INTEREST.

               Borrower grants Bank a continuing security interest in all presently existing and later-acquired Collateral to secure all Obligations and the performance of each of Borrower's duties under the Loan Documents. Upon the closing of the Transaction (as defined in the Modification), Borrower shall deposit with Bank, in the form of Bank's certificate(s) of deposit, cash in an amount equal to 100% of the then-outstanding Obligations (the "Cash Collateral") and thereupon Bank shall release its security interest in all of the Collateral except the Cash Collateral. In furtherance of such release of Collateral, Bank shall file a UCC-3 Termination Statement as to all Collateral other than the Cash Collateral with the Delaware Secretary of State promptly after Bank's receipt of the Cash Collateral (and Bank hereby authorizes Borrower to file such UCC-3 if Bank fails to do so within ten days after Bank's receipt of the Cash Collateral) and shall file or deliver any other documents reasonably requested by Borrower to release Collateral other than Cash Collateral promptly upon Bank's receipt of the Cash Collateral and the written request of Borrower to file or deliver such other documents.

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          Borrower shall periodically increase the Cash Collateral by an amount equal to the amount of each subsequent Credit Extension such that at all times the Cash Collateral shall equal 100% of the then-outstanding Obligations. Except for Permitted Liens, any security interest in favor of Bank shall be a first-priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations (except for the contingent indemnity obligations under Section 12.2 hereof that may arise after the date on which all Loans and other sums due and owing to Bank have been paid in full and Bank is under no further obligation hereunder to make Loans to Borrower)."

     3.3 Deposits. Section 6.6 of the Loan Agreement is hereby amended to read in full as follows:

          "6.6 Deposits.

               Borrower shall at all times maintain its primary operating accounts with Bank. In addition, Borrower shall at all times maintain in accounts with Bank, or an Affiliate of Bank, aggregate balances equal to the lesser of (i) $40,000,000 of Unrestricted Cash or (ii) 25% of its investment balances. Upon the closing of the Transaction (as defined in the Modification), Borrower shall no longer be obligated to comply with this covenant."

     3.3 Amended Definitions. The following definitions in Section 13 of the Loan Agreement are hereby amended to read in full as follows:

          "COLLATERAL" is the property described on Exhibit A attached hereto, plus all Cash Collateral; provided that, following the deposit of the Cash Collateral in accordance with Section 4, the Collateral shall consist solely of the Cash Collateral.

          "COMMITMENT FEE" is an amount equal to $105,000 for each full year of the term of this Agreement, prorated for any partial year.

          "MATURITY DATE" is January 19, 2005 or, if earlier, the date on which Bank accelerates all Obligations of Borrower as a result of an Event of Default.

     3.4 Additional Defined Terms. The following defined terms are hereby added to Section 13 of the Loan Agreement:

          "MODIFICATION" is that certain Modification to Loan and Security Agreement dated as of July 21, 2004, by and between Borrower and Bank.

          "MODIFICATION FEE" is an amount equal to $8,750.00.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 3 hereof.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the Obligations to pay any amounts of the Indebtedness.

6. NO BASIS FOR AN EVENT OF DEFAULT. As of the date hereof, Bank is not aware of any basis for an Event of Default other than the Transaction described in
Section 7 hereof. Bank acknowledges its timely receipt of the Commitment Fee for the first full year of the term of the Loan Agreement, in the aggregate amount of $105,000.00.

7. CONSENT TO COVENANT VIOLATIONS. Section 7.2 of the Loan Agreement provides that Borrower shall not undergo a Change of Control and Section 7.3 of the Loan Agreement provides that Borrower shall not merge or consolidate with any other Person, in each case without the prior written consent of Bank. Borrower has notified Bank that it entered into an Agreement and Plan of Merger on March 15, 2004 with General Electric Company ("GE") pursuant to which a wholly-owned subsidiary of GE will merge with

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and into Borrower, with Borrower becoming a wholly-owned subsidiary of GE (the
"Transaction"). Bank hereby consents to the Transaction, which otherwise would constitute a violation of Sections 7.2 and 7.3 of the Loan Agreement. Bank's consent to the Transaction shall not limit or impair Bank's right to demand strict performance of these covenants as set forth in the Loan Agreement following consummation of the Transaction; nor shall such consent limit or impair Bank's right to demand strict performance of all other covenants and provisions of the Loan Agreement at all times. Bank's consent to the Transaction is conditioned upon the closing of the Transaction and is not a consent to any other transaction in which Borrower might engage. Bank's consent to the Transaction shall in no way obligate Bank to make any future consent or waivers under the Loan Agreement.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and hereafter the Existing Loan Documents shall include the terms of this Modification as if set forth therein in full. Bank's agreement to modifications to the Existing Loan Documents pursuant to this Modification shall in no way obligate Bank to make any future modifications to the Existing Loan Documents. Nothing in this Modification shall constitute a satisfaction of the Indebtedness or any portion thereof. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

9. PAYMENT OF FEES AND BANK EXPENSES. Borrower agrees to pay to Bank, on the date of this Modification, all Bank Expenses incurred in connection with Bank's entering into this Modification, the Modification Fee and all Commitment Fees due and owing as of such date.

     IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Modification as of the date first set forth above.

BORROWER:                                 BANK:

INVISION TECHNOLOGIES, INC.,              SILICON VALLEY BANK,
A DELAWARE CORPORATION                    A CALIFORNIA-CHARTERED BANK


By: /s/ Ross Mulholland                   By: /s/ Quentin Falconer
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Name:                                     Name: Quentin Falconer
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Title: CFO                                Title: Senior V.P.
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